                                                                      EXHIBIT 11

                         EARNINGS PER SHARE COMPUTATIONS
                      (IN THOUSANDS EXCEPT PER SHARE DATA)

                                                                          THREE MONTH PERIOD                  NINE MONTH PERIOD
                                                                          ENDED SEPTEMBER 30,                 ENDED SEPTEMBER 30,
                                                                       ------------------------            ------------------------
                                                                          2001           2000                 2001           2000
                                                                       ----------     ---------            ---------      ---------
EARNINGS PER COMMON AND DILUTIVE
  POTENTIAL COMMON SHARE:
  Net Income                                                            $ 8,006         $ 9,346              $25,344        $20,541
                                                                        =======         =======              =======        =======

  Shares:
  Weighted average number of common
      shares outstanding -- Basic                                        26,865          26,710               26,872         26,707
   Effect of dilutive securities (a):
      Stock options                                                          47             210                   16            284
                                                                        -------         -------              -------        -------
        Adjusted common shares -- Diluted                                26,912          26,920               26,888         26,991
                                                                        =======         =======              =======        =======

EARNINGS PER SHARE -- DILUTED                                           $  0.30         $  0.35              $  0.94        $  0.76
                                                                        =======         =======              =======        =======

(a) Shares issuable were derived using the "Treasury Stock Method" for all dilutive potential shares.